UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Athena Technology Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Delaware	87-2447308
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

442 5th Avenue New York, NY	10018
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant	NYSE American LLC

Shares of Class A common stock, par value $0.0001 per share, included as part of the units	NYSE American LLC

Redeemable warrants, each exercisable for one share of Class A common stock for $11.50 per share and included as part of the units	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-261287 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This registration statement on Form 8-A is being filed by Athena Technology Acquisition Corp. II, a Delaware corporation, with the Securities and Exchange Commission in connection with the registration of its (1) Class A common stock, par value $0.0001 per share (“Class A common stock”), (2) redeemable warrants, each exercisable to purchase one share of Class A common stock at a price of $11.50 per share (the “warrants”), and (3) units, each consisting of one share of Class A common stock and one-half of one warrant (the “units”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the transfer of the listing of its Class A common stock, warrants and units from the New York Stock Exchange to the NYSE American LLC.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities being registered is set forth in “Description of Securities” filed as Exhibit 4.6 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 30, 2023, which description is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the instructions for Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered or being registered on the NYSE American LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ATHENA TECHNOLOGY ACQUISITION CORP. II

By:	/s/ Isabelle Freidheim
Isabelle Freidheim
Chief Executive Officer

Dated: July 18, 2023

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